UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2007
FREEDOM ACQUISITION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33217	20-5009693
(Commission File Number)	(IRS Employer Identification Number)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 24, 2007, the underwriters for our initial public offering purchased an additional 4,800,000 Units (“Units”) pursuant to their over-allotment option (the “Over-Allotment Option Exercise”). Each Unit consists of one share of Common Stock, $0.0001 par value per share (“Common Stock”), and one warrant to purchase one share of Common Stock at $7.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to us of $48,000,000 and net proceeds to us of $46,272,000 after deducting underwriting discounts and commissions. All of the net proceeds from the Over-Allotment Option Exercise (which includes $1,632,000 of deferred underwriting discounts and commissions) were placed in our trust account.
     The balance sheet as of January 24, 2007 reflecting receipt of the net proceeds received by us upon consummation of our initial public offering and the Over-Allotment Option Exercise has been issued by us and has been audited by Rothstein Kass & Co. and is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit 99.1 — Audited Balance Sheet.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
Date: January 26, 2007	By:	/s/ NICOLAS BERGGRUEN
Nicolas Berggruen
President

Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Audited Balance Sheet.

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